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                                                                 EXHIBIT 99.4


                         PRO FORMA FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Income Statement give effect to the acquisition by the Company of the Central and Northwest Regions of Web Service Company, Inc. ("Central and Northwest Regions"). This pro forma presentation has been prepared utilizing historical financial statements and notes thereto, certain of which are included herein as well as pro forma adjustments as described in the Notes to Unaudited Combined Pro Forma Financial Statements.

         The Unaudited Pro Forma Combined Balance Sheet has been prepared assuming the acquisition occurred on December 31, 2004. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2004 includes the operating results of the Company and Central and Northwest Region assuming the acquisition occurred on January 1, 2004.

         The Unaudited Pro Forma Combined Balance Sheet and the Unaudited Pro Forma Combined Statement Of Operations are presented for illustrative purposes only and do not purport to represent what the Company's results of operations would have been had the acquisition of Central and Northwest Region occurred on the dates indicated or the results which may be obtained in the future. Such pro forma financial statements are qualified in their entirety by reference to, and they should be read in conjunction with, the historical audited consolidated financial statements of the Company and the historical audited financial statements of Central and Northwest Regions. Central and Northwest Region's audited financial statements are attached herewith as part of this report and are incorporated herein by reference.

         Although the Company believes it can achieve cost savings by combining certain operational, administrative, sales and marketing functions of the Central and Northwest Region with those of the Company, none of these potential benefits which may be derived from the combination with the acquired Central and Northwest Region business have been included in the Unaudited Pro Forma Combined Income Statement.

         The acquisition has been accounted for using the purchase method of accounting. The pro forma financial statements include the preliminary allocation of the purchase price. The allocation of the purchase price resulted in no goodwill and approximately $83 million of intangibles assets representing contract rights related to laundry facilities management contracts and trade name rights. The Company expects to amortize contract rights over twenty years on the straight-line basis. The Company will determine the final purchase price allocation following completion of final appraisals on Central and Northwest Region's assets.


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         MAC-GRAY CORPORATION UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                        DECEMBER 31, 2004 (IN THOUSANDS)

                                                                         WEB SERVICE
                                                                         COMPANY, INC.,                             PRO FORMA
                                                 MAC-GRAY CORP.     CENTRAL & NW REGIONS,                            COMBINED
                                                      AT                     AT               PRO FORMA          BALANCE SHEET AT
                                               DECEMBER 31, 2004      DECEMBER 31, 2004      ADJUSTMENTS        DECEMBER 31, 2004
                                               -----------------    ---------------------    -----------        -----------------
Assets
  Current Assets
    Cash and cash equivalents                  $           6,491    $               2,752    $         -        $           9,243
    Trade receivables, net of allowance for
    doubtful accounts                                      8,437                        -              -                    8,437
    Inventory of finished goods and parts                  5,099                      638              -                    5,737
    Prepaid expenses, route rent, other
    current assets                                         9,027                    3,523         (3,221)(1)                9,329
                                               -----------------    ---------------------    -----------        -----------------
Total current assets                                      29,054                    6,913         (3,221)                  32,746

  Property, plant and equipment, net                      89,776                   29,281              -                  119,057

                                                                                                  (1,596)(1)
  Intangible assets, net                                  71,891                    1,596         82,767(1)               154,658

  Prepaid expenses and other assets                       10,394                   14,473        (14,473)(1)               10,394
                                               -----------------    ---------------------    -----------        -----------------
Total Assets                                   $         201,115    $              52,263    $    63,477        $         316,855
                                               =================    =====================    ===========        =================

Liabilities and Stockholders' Equity
  Current Liabilities
    Current portion of long-term debt and
    capital lease obligations                  $           6,103    $                   -    $     4,900(1)     $          11,003
    Trade accounts payable and accrued
    expenses                                              26,100                    2,373              -                   28,473
    Deferred revenue and deposits                            803                        -              -                      803
                                               -----------------    ---------------------    -----------        -----------------
  Total current liabilities                               33,006                    2,373          4,900                   40,279

  Long-term debt and capital lease
  obligations                                             67,225                        -        107,100(1)               174,325

  Deferred income taxes                                   24,249                        -              -                   24,249

  Other liabilities                                          699                    1,367              -                    2,066

  Stockholders' equity                                    62,653                   48,523        (48,523)(1)               62,653

  Retained earnings                                       13,283                        -              -                   13,283
                                               -----------------    ---------------------    -----------        -----------------
  Total stockholders' equity including
  preferred and common stock, additional
  paid in capital, treasury stock, and
  accumulated other comprehensive loss                    75,936                   48,523        (48,523)                  75,936
                                               -----------------    ---------------------    -----------        -----------------
Total liabilities and stockholders' equity     $         201,115    $              52,263    $    63,477        $         316,855
                                               =================    =====================    ===========        =================

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MAC-GRAY CORPORATION UNAUDITED PRO FORMA COMBINED INCOME STATEMENT FOR THE YEAR
                     ENDED DECEMBER 31, 2004 (IN THOUSANDS)

                                                                      WEB SERVICE
                                                                    COMPANY, INC.,
                                              MAC-GRAY CORP.     CENTRAL & NW REGIONS,                           PRO FORMA
                                                YEAR ENDED             YEAR ENDED          PRO FORMA        COMBINED YEAR ENDED
(IN THOUSANDS EXCEPT PER SHARE DATA)        DECEMBER 31, 2004      DECEMBER 31, 2004      ADJUSTMENTS        DECEMBER 31, 2004
----------------------------------------    -----------------    ---------------------    -----------       -------------------
Revenue
  Route revenue                             $      140,454.00    $           68,435.00    $         -       $        208,889.00
  Sales                                                41,319                        -              -                    41,319
  Other                                                   921                      902              -                     1,823
                                            -----------------    ---------------------    -----------       -------------------
Total revenue                                         182,694                   69,337              -                   252,031
                                            -----------------    ---------------------    -----------       -------------------
Cost of revenue
  Route rent, expenditures and
  other direct costs                                   94,765                   36,328              -                   131,093
  Depreciation and amortization                        20,747                        -          3,690(2)                 24,437
  Cost of product sales                                29,568                        -              -                    29,568
                                            -----------------    ---------------------    -----------       -------------------
Total cost of revenue                                 145,080                   36,328          3,690                   185,098

Gross margin                                           37,614                   33,009         (3,690)                   66,933
Operating expenses
  General, administration, sales
  and marketing                                        25,130                   31,850              -                    56,980
  Loss on early extinguishment of
  debt                                                    183                        -              -                       183
                                            -----------------    ---------------------    -----------       -------------------
Income from operations                                 12,301                    1,159         (3,690)                    9,770

Interest expense                                       (4,312)                    (236)        (4,725)(3)                (9,273)
Other income (expenses)                                 1,208                     (132)             -                     1,076
                                            -----------------    ---------------------    -----------       -------------------
Income before provision for
income taxes                                            9,197                      791         (8,415)                    1,573
Provision for income taxes                             (3,934)                       -          3,535                      (399)
                                            -----------------    ---------------------    -----------       -------------------
Net income                                  $           5,263    $                 791    $    (4,880)      $             1,174
                                            =================    =====================    ===========       ===================
Net income per common share,
basic and diluted                           $            0.41    $                0.06    $     (0.38)      $              0.09
Common stock outstanding -
Basic                                                  12,702                   12,702         12,702                    12,702
Common stock outstanding -
Diluted                                                13,028                   13,028         13,028                    13,028

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FOOTNOTES TO PRO FORMA FINANCIAL STATEMENTS
(in thousands)

  (1) Pro forma adjustment number (1) records the incremental bank debt of approximately $105,000 incurred to fund the acquisition, and other short and long-term obligations of approximately $7,000, assumed were incurred by the Company in connection with the acquisition. Also included in the adjustment number (1) are the elimination of the prepaid rentals and intangible assets on the books of the seller at December 31, 2004, which totaled approximately $19,300, the addition of trade name license acquired of $9,400 and the addition of intangible assets of approximately $73,400 representing the excess of the purchase price over the fair value of the net tangible assets acquired. The assigned value of approximately $73,400 to the intangible assets, and the $9,400 assigned to the trade name are preliminary estimates pending finalization of a valuation by an independent third party appraisal firm. The intangible assets represent contract rights that the Company anticipates will be amortized over 20 years using the straight lone method. The final component of adjustment number (1) is to eliminate the retained earnings of $48,500 related to the Central and Northwest Regions.

  (2) Pro forma adjustment number (2) of $3,690 represents one year of straight-line amortization associated with the addition of approximately $73,700 of contract rights. Pending finalization of the business appraisal process, the Company expects to amortize these assets over a 20-year life. It is currently assumed the trade name license will not be amortized.

  (3) The acquisition was financed with approximately $105,000 of variable rate debt provided by the Company's bank group on January 10, 2005. The pro forma interest expense on the incremental debt of $105,000 would have been $4,725, using an interest rate of 4.5%, which is the weighted average interest rate on this incremental debt at December 31, 2004. If interest rates fluctuate by 1/8 of 1%, the impact would have been to increase or decrease interest expense by $131. Not included in the pro forma income statement for the year-ended December 31, 2004 are estimated non-recurring expenses of approximately $500 in connection with the new January 10, 2005 credit facility.

  (4) The net impact of the above adjustments is to decrease pro forma taxable income by $4,880. We have calculated the tax benefit of this loss at the tax rate of 42%, the effective rate for the Company for the year ended December 31, 2004.